      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997

                                                      REGISTRATION NO-333-24671
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                   1997 CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE               6770 (A BLANK CHECK COMPANY)         13-3936988
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYEE
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)


                        315 WEST 106TH STREET, 4TH FLOOR
                            NEW YORK, NEW YORK 10025
                                 (212) 678-6231
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           Judith Haselton, President
                                   1997 Corp.
                        315 West 106th Street, 4th Floor
                            New York, New York 10025
                                 (212) 678-6231
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPIES TO:

       Joseph A. Smith, Esq.
    EPSTEIN BECKER & GREEN, P.C.
          250 PARK AVENUE
      NEW YORK, NEW YORK 10177
           (212) 351-4924

                                ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX. [X]

                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                            AMOUNT TO BE      OFFERING PRICE         AGGREGATE             AMOUNT OF
TITLE OF EACH CLASS OF     REGISTERED (1)      PER SHARE (1)     OFFERING PRICE (1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value                     30,000               $5.00             $150,000               $45.45
---------------------------------------------------------------------------------------------------------
        Total                                                                               $45.45*
---------------------------------------------------------------------------------------------------------

*    PREVIOUSLY PAID


(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(B).

                                 --------------

                                   1997 CORP.

          30,000 SHARES OF COMMON STOCK AT A PRICE OF $5.00 PER SHARE



    1997 Corp., a Delaware corporation (the "Company"), hereby offers 30,000 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"). This offering is being conducted directly by the Company without the use of a professional underwriter. The Shares will be offered by the Company's two officers directly without compensation.


    Prior to this offering, there has been no public market for the shares of Common Stock and there can be no assurance that such a market will develop for such securities after the completion of this offering. The offering price of the Common Stock has been arbitrarily determined by the Company and bears no relationship to the Company's assets, book value, or other generally accepted criteria of value. For additional information regarding the factors considered in determining the initial public offering price of the Common Stock see "Risk Factors."


    THE COMPANY IS CONDUCTING A BLANK CHECK OFFERING SUBJECT TO THE SECURITIES AND EXCHANGE COMMISSION'S RULE 419 OF REGULATION C UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). A MINIMUM OF 90% OF THE OFFERING PROCEEDS, AND THE SECURITIES PURCHASED BY INVESTORS WILL BE DEPOSITED INTO AN ESCROW ACCOUNT (THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES," RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE DEPOSITED FUNDS ($15,000), OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT NUMBER OF INVESTORS (I.E. A MAJORITY OF THE INVESTORS PURCHASING PURSUANT TO THIS PROSPECTUS) RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419 PROCEDURES. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. THE COMPANY MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS AND INTEREST, IF ANY, TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF THEIR PRO RATA PORTION OF THE DEPOSITED PROCEEDS AND INTEREST, IF ANY, AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE, THE DEPOSITED PROCEEDS AND INTEREST, IF ANY, WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS. (SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419.")


          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
              SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY
                PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
                    INVESTMENT. SEE "RISK FACTORS" ON PAGE 7
                                AND "DILUTION."



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                   PRICES TO     UNDERWRITING      PROCEEDS TO
                                    PUBLIC       DISCOUNTS(1)     COMPANY(2)(3)
                                   --------      ------------     -------------
Per Share                           $5.00             $0              $5.00
                                   --------      ------------     -------------
Total                              $150,000           $0            $150,000



    (1) The Shares will be offered by the Company on an "all or none, best efforts" basis for 30,000 Shares. No commissions will be paid to any member of management. See "Plan of Offering."


    (2) Before deducting expenses in connection with this blank check offering estimated at $20,000, including legal, accounting and filing fees and printing costs. It is anticipated that all of the offering proceeds will remain for the Company's business purposes.


    (3) The proceeds from the offering will be deposited into escrow with the Escrow Agent (as defined). See "The Company -- Escrow of Offering Proceeds."


    The Common Stock is being offered by the Company, subject to prior sale, when, as and if delivered to and accepted by the Company, and subject to its right to withdraw, cancel or modify this offering and to reject any order in whole or in part.

                                ---------------

                                   1997 CORP.
                             315 WEST 106TH STREET
                                  FOURTH FLOOR
                            NEW YORK, NEW YORK 10025

                  The date of this Prospectus is ______, 1997.

    THE COMPANY HAS REGISTERED THE SECURITIES, OR AN EXEMPTION FROM REGISTRATION HAS BEEN OBTAINED (OR IS OTHERWISE AVAILABLE), ONLY IN THE STATES OF MARYLAND, NEW YORK, RHODE ISLAND AND THE DISTRICT OF COLUMBIA (THE "PRIMARY DISTRIBUTION STATES") AND INITIAL SALES MAY ONLY BE MADE IN SUCH JURISDICTIONS. MORE SPECIFICALLY, THE COMPANY HAS REGISTERED THE SECURITIES BY COORDINATION IN MARYLAND AND RHODE ISLAND AND BY NOTIFICATION IN NEW YORK. EXEMPTIONS FROM REGISTRATION HAVE BEEN OBTAINED (OR ARE OTHERWISE AVAILABLE) IN THE DISTRICT OF COLUMBIA. PURCHASERS OF SECURITIES IN THIS OFFERING MUST BE RESIDENTS OF THE PRIMARY DISTRIBUTION STATES.


    THERE IS NO MINIMUM PURCHASE REQUIREMENT BY INDIVIDUAL INVESTORS OF THE SHARES BEING OFFERED. HOWEVER, UNLESS ALL OF THE SHARES ARE SOLD WITHIN NINETY
(90) DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS, (180 DAYS IF EXTENDED BY THE COMPANY) ALL SUBSCRIPTION PAYMENTS WILL BE PROMPTLY RETURNED TO SUBSCRIBERS IN FULL WITH INTEREST THEREON.

    THE COMPANY WILL AMEND THE PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED OR QUALIFIED. (SEE "RISK FACTOR - RESTRICTED RESALES OF THE OFFERED SECURITIES.")

    THE SHARES ARE OFFERED SUBJECT TO PRIOR SALE, ACCEPTANCE OF AN OFFER TO PURCHASE, AND TO WITHDRAWAL OR CANCELLATION WITHOUT NOTICE. THE OFFERING CANNOT BE MODIFIED UNLESS AN AMENDED REGISTRATION STATEMENT IS FILED AND DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION.

    ALL PAYMENTS FOR THE SECURITIES SHALL BE MADE PAYABLE TO THE ORDER OF "1997 CORP. ESCROW ACCOUNT" AND SHALL BE DEPOSITED BY NOON OF THE NEXT BUSINESS DAY FOLLOWING RECEIPT IN AN ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS TO BE ENTITLED "1997 CORP. ESCROW ACCOUNT" OR A SIMILAR DESIGNATION, MAINTAINED AT CONTINENTAL STOCK TRANSFER & TRUST COMPANY AT #2 BROADWAY, 19TH FLOOR NEW YORK, NEW YORK, 10004, AS ESCROW AGENT.

    THE COMPANY INTENDS TO SUPPLY ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL INFORMATION EXAMINED AND REPORTED UPON, WITH AN OPINION EXPRESSED BY INDEPENDENT CERTIFIED ACCOUNTANTS. THE COMPANY'S FISCAL YEAR END IS DECEMBER 31st. IN ADDITION, THE COMPANY MAY FURNISH UNAUDITED QUARTERLY OR OTHER INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE. THE COMPANY IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH, WILL FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. IN THE EVENT THE COMPANY NO LONGER WOULD BE REQUIRED TO FILE REPORTS AND OTHER INFORMATION WITH THE COMMISSION UNDER THE SECURITIES EXCHANGE ACT, THE COMPANY INTENDS NONETHELESS TO CONTINUE TO FILE SUCH REPORTS. COPIES OF THESE REPORTS AND OTHER INFORMATION FILED BY THE REGISTRANT CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AND AT THE NEW YORK REGIONAL OFFICE OF THE SECURITIES AND EXCHANGE COMMISSION, 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, WASHINGTON, D.C. 20549, AT PRESCRIBED RATES

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY, OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


    UNTIL 90 DAYS AFTER THE RELEASE OF FUNDS AND SECURITIES PURSUANT TO RULE 419, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THIS OFFERING

IS BEING CONDUCTED DIRECTLY BY THE COMPANY WITHOUT THE USE OF A PROFESSIONAL UNDERWRITER.


    AS HERETOFORE INDICATED, THE SHARES OFFERED BY THIS PROSPECTUS ARE PURELY SPECULATIVE IN NATURE. THE COMPANY MAKES NO GUARANTEES, WARRANTIES OR OTHER REPRESENTATIONS TO THE CONTRARY.

                               PROSPECTUS SUMMARY

    The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should consider carefully the information set forth in this Prospectus under the heading "Risk Factors."

                                  THE COMPANY

BUSINESS OBJECTIVES

    The Company, which is a "blank check" was formed on March 17, 1997 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination (a "Business Combination") with an operating business (a "Target Business"). The business objective of the Company is to effect a Business Combination with a Target Business which the Company believes has significant growth potential. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank and other borrowing or a combination thereof in effecting a Business Combination.

    The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer-related products and services (including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development or
(ii) is engaged in wholesale or retail distribution. The Company will not acquire a Target Business unless the fair market value of such business, as determined by the Company based upon standards generally accepted by the financial community, including revenues, earnings, cash flow and book value (the "Fair Market Value"), is at least 80% of the offering proceeds (the "Fair Market Value Test"). If the Company determines that the financial statements of a proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm that is a member of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the satisfaction of such criteria. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination with a Target Business. The Company does not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD. None of the Company's officers, directors or promoters, and no other affiliate of the Company has had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the company and such other company. The Company and its promoters know of no person or group of persons who are likely to purchase, beneficially own or control any portion of the securities of this offering. There are no plans, proposals or arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following this offering, but prior to the location of a business opportunity. Prior to any merger or acquisition, the Company will provide its shareholders with a post-effective prospectus, including audited financial statements, concerning the targeted entity and its business.

BUSINESS EXPERIENCE OF PRINCIPALS

    The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination.

RETENTION OF  INVESTMENT BANKER

    At some time following the completion of this offering, the Company may engage an investment banking firm which is a member in good standing of the NASD to assist the Company in identifying, evaluating, structuring and negotiating potential Business Combinations.

INVESTORS RIGHTS TO RECONFIRM INVESTMENT UNDER RULE 419

         DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that the net offering proceeds, after deduction for offering expenses, and all securities to be issued, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and "Reconfirmation Offering" below).

         Accordingly, the Company has entered into an escrow agreement with Continental Stock Transfer & Trust Company (the "Escrow Agent") which provides that:

         (1) The net proceeds are to be deposited into an escrow account maintained by the Escrow Agent. The Deposited Funds and the interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can be only invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court in connection with divorce proceedings.




PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets for which the fair value of the business(es) represents at least 80% of the offering proceeds. For purposes of this offering, the fair value of the business(es) or assets to be acquired must be at least $120,000. Once the acquisition agreement(s) meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering, as discussed below, and consummate the acquisition(s).


MANAGEMENT ESTABLISHED ACQUISITION CRITERIA

Management has established the requirement that 51% of the shares purchased in this offering must be voted in favor of an acquisition of a Target Business in order for the transaction to be completed.


POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of (a) business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidates(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

         (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

         (2) Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

         (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

         (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investments;

         (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this Prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro-rata basis within five business days by first class mail or other equally prompt means.

         (6) Investors who receive their pro rata portion of the Deposited Funds will also receive their pro rata portion of their accrued interest. Investors who elect to remain investors will not receive any interest when their pro-rata portion of the Deposited Funds is released to the Company.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the escrow agent has received a signed representation from the Company and any other evidence acceptable by the escrow agent that:

         (1) The Company has executed an agreement for the acquisition(s) of a business(es) for which the fair value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

         (2) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

         (3) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds is (are) consummated.

                                  THE OFFERING


This prospectus relates to a total of 30,000 Common Shares (par value $.001 per share) at an offering price of $5.00 per Share (the "Shares"). The offering is being conducted directly by the Company without the use of a professional underwriter.

         This offering is made on an "all or none, best efforts" basis. The offering period is 90 days from the effective date of the registration statement of which this Prospectus is a part which may be extended an additional 90 days. An acquisition must be made with 18 months of the date of the registration statement of which this Prospectus is a part, which was April 27, 1997. If the offering extends for the entire 180 days, the Company will have one year thereafter to complete an acquisition pursuant to the requirements of Rule 419.

Offering Price Per Share.............................................    $5.00

Shares Offered ......................................................   30,000

Common Shares Outstanding Prior to Offering..........................   15,000

Common Shares to be Outstanding After Offering.......................   45,000

Gross Proceeds to Company............................................ $150,000


         The authorized capital stock of the Company consists of 10,000,000 shares (par value $.001 per share) and 2,000,000 preferred shares (par value $.01 per share).

                                  RISK FACTORS

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Prior to this offering there has been no public market for the Shares and there can be no assurance that such a market will develop after release of the Deposited Securities. Such risk factors include, among others, the following: the Company's lack of operating history and limited resources; intense competition in selecting a Target Business and effecting a Business Combination; and, because of the Company's limited resources, the possibility that the Company's due diligence investigation of a potential Business Combination will be restricted, especially in the case of a Target Business outside the United States. Investors will incur immediate substantial dilution. See "Risk Factors," "Dilution" and "Use of Proceeds."

                                USE OF PROCEEDS

    The Company intends to use substantially all of the net proceeds of the offering, together with the interest earned thereon, to attempt to effect a Business Combination, including selecting and evaluating potential Target Businesses and structuring, negotiating and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company). All of the gross proceeds of the offering by the Company will be held in an escrow account maintained by the Proceeds Escrow Agent, until the earlier of written notification by the Company to the Proceeds Escrow Agent (i) of the Company's completion of a transaction or series of transactions in which a specific business has been acquired with a fair value of at least $120,000 (80% of the gross proceeds of this offering), or (ii) to distribute the escrowed proceeds, in connection with a liquidation of the Company, to the then holders of the Shares sold in this offering. All proceeds held in the escrow account will be invested, until released, in direct investments in short-term United States government securities, including treasury bills, cash and cash equivalents.

    To the extent that the Company's securities are used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination. Since the role of the Company's current directors and executive officers after a consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such consummation of a Business Combination.

                         SUMMARY FINANCIAL INFORMATION

    The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

                                                                      March __, 1997
                                                                -------------------------
                                                                 Actual       Adjusted(1)
                                                                --------      -----------
Balance Sheet Data:
  Total assets................................................   $20,000       $150,000
  Total liabilities...........................................         0              0

  Common stock and additional paid-in-capital(1)..............    20,000        150,000
                                                                                     --
  Accumulated deficit during development stage................         0              0
                                                                --------      -----------
  Total stockholders' equity including amount subject to
     redemption(2)............................................    20,000        150,000

--------------

(1) Gives effect to the sale of the Shares at the initial public offering price of $5.00 per Share (after the payment of all estimated offering expenses). See "Use of Proceeds".

(2) In the event the Company consummates a Business Combination, the redemption rights afforded to the purchasers in this offering may result in the conversion into cash of up to 20% of the aggregate number of shares held by the non-affiliated public stockholders, amounting to 6,000 shares, at a per share redemption price equal to their original investment plus a pro-rata share of any interest accrued in the Escrow Account.

                                  THE COMPANY

BUSINESS OBJECTIVE


    The Company, which is a "blank check" company, was formed in March 1997 to serve as a vehicle to effect a Business Combination with a Target Business which the Company believes has significant growth potential. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank and other borrowings or a combination thereof in effecting a Business Combination. The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer related products and services (including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development or (ii) is engaged in wholesale or retail distribution. The Company will not effect a Business Combination with a Target Business unless the Fair Market Value of such business is at least 80% of the gross proceeds of this offering ($120,000) at the time of consummation of such Business Combination. If the Company determines that the financial statements of a Proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm that is a member in good standing of the NASD with respect to the satisfaction of such criteria. The Company has not had any contact or discussions with representatives of any Target Business regarding a consummation of a Business Combination. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination. The Company does not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD.


    To date, the Company's efforts have been limited to organizational activities and this offering. The implementation of the Company's business objectives is wholly contingent upon the successful sale of the Shares offered hereby. See "Proposed Business."

    The Company was organized under the laws of the State of Delaware on March 17, 1997. The Company's office is located at 315 West 106th Street, Fourth Floor, New York, New York 10025 and its telephone number is (212) 678-6231.


BUSINESS EXPERIENCE OF PRINCIPALS

    The executive officers and directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating and consummating a Business Combination. Prior to their involvement with the Company, none of the directors or the executive officers of the Company has been involved in any "blank check" offerings. See "Management."

POSSIBLE RETENTION OF INVESTMENT BANKER


    The Company may retain an investment banking firm to aid in identifying, evaluating, structuring, negotiating and consummating a Business Combination. Management expects that if an investment banking firm is retained that it will be a regionally or nationally recognized firm with knowledge relevant to the industry in which the Target Business operates.


                                  RISK FACTORS

    The securities offered hereby involve a high degree of risk, including, but not limited to, the several factors described below. These securities should be purchased only by persons who can afford a loss of their entire investment. Investors should consider carefully the following risk factors inherent in and affecting the business of the Company and this offering in evaluating an investment in the securities offered hereby.

NO OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES


    The Company, incorporated on March 17, 1997, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. Although certain of the Company's directors and its executive officers have had extensive experience relating to the identification, evaluation and acquisition of Target Businesses, the Company has no operating history and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. None of the Company's officers, directors, promoters or other persons engaged in management-type activities, has been previously involved with any blank check offerings. To date, the Company's efforts have been limited to organizational activities and this offering. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues (other than investment income) until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. See "Proposed Business" and "Management -- Prior Blank Check Offerings."

CONFLICTS OF INTEREST

    Management may, but does not presently intend to, negotiate or otherwise consent to the purchase of a portion of their shares in connection with a Business Combination. Given that management paid between $1.00 and $2.00 for their shares and the investors pursuant hereto will pay $5.00 per share, there will be an inherent conflict of interest, as management may have an interest in undertaking a Business Combination which provides a good return on their investment, but does not provide the same return to the public investors. Should an investor believe that management has breached its fiduciary duty to the Company and its shareholders, pursuit of a claim for such breach of fiduciary duty by investors is likely to be prohibitively expensive. While management does not intend to take any fees or other compensation from the Company (but only to obtain their investment return through appreciation in the common stock), there is no assurance that the Company will not pay fees to firms or individuals with whom management has relationships. However, it is expected that the law firm of Epstein Becker & Green, P.C. will represent the Company in connection with a Business Combination. Richard Campbell is special counsel to Epstein Becker & Green, P.C. and has agreed with the firm that he will receive no fees in connection with such representation. Management has a substantial number of relationships in the business community and considers it likely that they will draw on these relationships and pay reasonable fees to parties involved in a concluded Business Combination. The form or amount of these fees or other consideration cannot be determined at this time. The Company will not undertake Business Combinations with entities owned or controlled by affiliates or associates of the Company or engage in the creation of subsidiary entities with a view to distributing their securities to the shareholders of the Company. In order to mitigate against the possibility that management may undertake transactions with undue consideration of their own interests, the Company has established a requirement that 51% of the Shares purchased pursuant to this Prospectus approve any Business Combination, including the terms of management's involvement and consideration, if any. Management does not intend to accept a premium for their shares above the amount paid to the public.

    None of the Company's directors or executive officers are required to commit their full time to the affairs of the Company and it is likely that such persons will not devote a substantial amount of time to the affairs of the Company. Such personnel will have conflicts of interest in allocating management time among various business activities. As a result, the consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. However, the executive officers of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation and consummation of a Business Combination. Prior to their involvement with the Company, none of the directors or the executive officers of the Company has been involved in any "blank check" offerings. For such purposes, suitable shall mean any business opportunity which, under Delaware law, may reasonably be required to be presented to the Company. Management is and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by the Company. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. To avoid certain conflicts of interest, the management of the Company have agreed that they will not, until the consummation of the first Business Combination, introduce a suitable proposed merger, acquisition or consolidation candidate to another blank check company. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, the Company's directors and executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any conflicts will be resolved in favor of the Company. See "Management."

"BLANK CHECK" OFFERING; BROAD DISCRETION AND SIGNIFICANT OWNERSHIP OF MANAGEMENT

    Prospective investors who invest in the Company will do so without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a Target Business; provided however, the Company will not proceed with a Business Combination unless at least 51% of the shares purchased in this offering vote in favor thereof. Management will own 33.33% of the Common Stock following this offering. There can be no assurance that determinations ultimately made by the Company will permit the Company to achieve its business objectives. See "Use of Proceeds" and "Proposed Business."


ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS COMBINATIONS; INVESTMENT IN THE COMPANY VERSUS INVESTMENT IN A TARGET BUSINESS


    "Blank check" offerings are inherently characterized by the absence of substantive disclosure, other than general descriptions, relating to the intended application of the net proceeds of the offering. The Company has not yet identified a prospective Target Business. Accordingly, investors will have no substantive information concerning consummation of any specific Business Combination in considering a purchase of Shares in this offering. The absence of disclosure can be contrasted with the disclosure which would be necessary if the Company had already identified a Target Business as a Business Combination candidate or if the Target Business were to effect an offering of its securities directly to the public. There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in a Target Business. See "Proposed Business."

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION


    While a prospective Target Business may deem a consummation of a Business Combination with the Company desirable for various reasons, a Business Combination may involve the acquisition of, or merger or consolidation with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control, the time and expense incurred to comply and compliance with various Federal and state securities laws that regulate initial public offerings. Such Federal and state regulations have been adopted for the protection of investors gnerally, and investors in this offering will not be so protected. Nonetheless, there can be no assurance that there will be an active trading market for the Company's securities following the completion of a Business Combination or, if a market does develop, as to the market price for the Company's securities. See "Proposed Business -- "Blank Check" Offering -- Background." There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of the Company's securities. Consequently, investors seeking to sell their Shares following the conclusion of a Business Combination may not be able to do so.


UNCERTAIN STRUCTURE OF BUSINESS COMBINATION

    The structure of a future transaction with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition. The Company may form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of subsidiaries to the stockholders of the Company. There cannot be any assurance that a market would develop for the securities of any subsidiary distributed to stockholders or, if it did, any assurance as to the prices at which such securities might trade. The structure of a Business Combination or the distribution of securities to stockholders may result in taxation of the Company, the Target Business or stockholders. See "Proposed Business" and "Management."

UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

    While the Company will target industries located in the United States, while reserving the right to acquire a Target Business located elsewhere, the Company has not selected any particular Target Business or industry in which to concentrate its Business Combination efforts. None of the Company's directors or its executive officers has had any contact or discussions with any entity or representatives of any entity regarding a consummation of a Business Combination. Accordingly, there is no basis for prospective investors to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. To the extent that the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that the Company will properly ascertain or assess all such risks. See "Proposed Business."

    In addition, to date, none of the Company's officers, directors, promoters, affiliates or associates have had any preliminary contact or discussions with, and there are no present plans, proposals, arrangements or understandings with any representatives or owners of any business or company regarding the possibility of consummating a Business Combination with such a business or company.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

    As a result of the limited resources of the Company, the Company, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which the Company may operate subsequent to a consummation of a Business Combination. The prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by the Company, there can be no assurance that the Target Business will prove to be commercially viable. The Company has no present intention of either loaning any of the proceeds of this offering to any Target Business or of purchasing or acquiring a minority interest in any Target Business. Management is unaware of any circumstances under which this policy, through management's own initiative, may be changed. See "Use of Proceeds" and "Proposed Business."



DEPENDENCE UPON EXECUTIVE OFFICERS AND BOARD OF DIRECTORS; NO PRIOR BLANK CHECK EXPERIENCE

    The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of its executive officers and the Board of Directors. The Company only has two officers, who are also the only directors of the Company. The Company has no independent or outside directors. Notwithstanding the significance of such persons, the Company has not entered into employment agreements or other understandings with any such personnel concerning compensation or obtained any "key man" life insurance on their respective lives. The loss of the services of such key personnel could have a material adverse effect on the Company's ability to successfully achieve its business objectives. None of the Company's key personnel are required to commit a substantial amount of their time to the affairs of the Company and, accordingly, such personnel may have conflicts of interests in allocating management time among various business activities. However, the executive officers and the other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Although the officers and directors of the Company have substantial experience in buying and selling businesses, they have no prior experience in "blank check" offerings. The Company will rely upon the expertise of such persons, and the Board does not anticipate that it will hire additional personnel. However, if additional personnel are required, there can be no assurance that the Company will be able to retain such necessary additional personnel. See "Proposed Business" and "Management."


    LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT; POSSIBILITY THAT MANAGEMENT WILL CHANGE

    The role of the present management in the operations of a Target Business of the Company following a Business Combination cannot be stated with certainty. Although the Company intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, and may retain an independent investment banking firm to assist the Company in this regard, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience of current key personnel of the Company in evaluating certain types of businesses. While it is possible that certain of the Company's directors or executive officers will remain associated in some capacities with the Company following a consummation of a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by the Company. The Company may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that the Company will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that the future management of the Company will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. See "Proposed Business" and "Management."

IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION


    This offering involves an immediate and substantial dilution of $1.67 per share (or 33%) between the pro forma net tangible book value per share after the offering of $3.33 and the initial public offering price of $5.00 per share allocable to each Share. The existing stockholders of the Company acquired their shares of Common Stock at prices substantially lower than the initial public offering price and, accordingly, new investors will bear substantially all of the risks inherent in an investment in the Company. Similarly, if and to the extent that the net tangible book value per share of the securities of the Target Business being acquired (when divided by the number of shares of the Common Stock to be issued) is less per share than the Company's current net tangible book value per share, the Company's public stockholders will suffer further dilution, since the issuance of such shares would result in an immediate dilution of the net tangible book value per share of the then consolidated financial position of the Company and the business being acquired. See "Dilution."


POSSIBLE BUSINESS COMBINATION WITH A TARGET BUSINESS OUTSIDE THE UNITED STATES

    The Company may effectuate a Business Combination with a Target Business located outside the United States. In such event, the Company may face the additional risks of language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers. Furthermore, due to the Company's limited resources, it may be difficult to assess fully these additional risks. Therefore, a Business Combination with a Target Business outside the United States may increase the risk that the Company will not achieve its business objectives.

COMPETITION


    The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company. Many of these entities, including venture capital partnerships and corporations, other blank check companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The

Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own stockholders, which may enable them to close a Business Combination more quickly than the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives. See "Proposed Business."


UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

    In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a consummation of a Business Combination, the Company will have the resources to compete in the industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry. See "Proposed Business."

ADDITIONAL FINANCING REQUIREMENTS

    The Company has had no revenues to date and will be entirely dependent upon the proceeds of this offering to implement its business objectives. The Company will not achieve any revenues (other than investment income) until, at the earliest, the consummation of a Business Combination. Although the Company anticipates that the net proceeds of this offering will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Target Business candidates, the Company cannot ascertain with any degree of certainty the capital requirements for any particular Business Combination. In the event that the net proceeds of this offering prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or other reasons), the Company will be required to seek additional financing. There can be no assurance that such financing will be available on acceptable terms, or at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Target Business candidate, if possible. In addition, in the event of the consummation of a Business Combination, the Company may require additional financing to fund the operations or growth of the Target Business. The failure by the Company to secure additional financing could have a material adverse effect on the continued development or growth of the Target Business. The Company does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. See "Proposed Business."

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET BUSINESS

    There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination. However, the Company's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, already be subject to all the risks inherent thereto. See "Use of Proceeds" and "Proposed Business."


RECONFIRMATION RIGHTS; POSSIBLE INABILITY TO COMPLETE BUSINESS COMBINATION


    At the time the Company executes an agreement for a potential Business Combination, the Company will offer to each of the non-affiliated public stockholders of the Company the right, for a specified period of time of not less than 20 business days and not more than 45 business days, to reconfirm his or her investment, or else his shares of Common Stock will be redeemed at a price equal to the purchase price of such shares plus any accrued interest on such purchase price in the Proceeds Escrow Account ("Liquidation Value") as of the Record Date. The Reconfirmation Offer will be described in the disclosure documentation relating to the proposed Business Combination. In connection with the Reconfirmation Offer, should non-affiliated public stockholders holding 20% or less of the Common Stock elect to redeem their shares, the Company may, but will not be required to, proceed with the proposed Business Combination and, if the Company elects to so proceed, will redeem such shares at their Liquidation Value as of the Record Date. In any case, if non-affiliated public stockholders holding more than 20% of such Common Stock elect to redeem their shares, the Company will not proceed with the proposed Business Combination and will not redeem any shares of Common Stock. As a result of the foregoing, the Company's ability to consummate a particular Business Combination may be impaired.

POSSIBLE LIQUIDATION OF THE COMPANY IF NO BUSINESS COMBINATION

    If the Company does not effect a Business Combination within 18 months from the date of this Prospectus, the Company will distribute to the holders of Common Stock acquired in this offering the amount of their original investment plus a pro-rata share of all interest accrued in the Funds Escrow Account.

    There can be no assurance that the Company will effect a Business Combination within 18 months from the date of this Prospectus.


INVESTMENT COMPANY ACT CONSIDERATIONS; POSSIBLE ADDITIONAL REPORTING AND COMPLIANCE OBLIGATIONS


    The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to consummation of a Business Combination. If the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of the Company as an investment company, the failure by the Company to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company.

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES


    The ability to register or qualify for sale the Shares for both initial sale and secondary trading will be limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of "blank check" issuers such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities to be offered in this offering for sale in their states. Because of these regulations, the Company has registered the securities being offered in this offering, or an exemption from registration has been obtained (or is otherwise available), only in the states of Maryland, New York, Rhode Island and the District of Columbia (the "Primary Distribution States") and initial sales may only be made in such jurisdictions. More specifically, the Company has registered the securities by coordination in Maryland and Rhode Island and by notification in New York. Exemptions from registration have been obtained (or are otherwise available) in the District of Columbia. No resales of the Shares will be permitted while such shares remain in the Securities Escrow.


NO PAYMENT OF DIVIDENDS




    The Company does not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after consummating any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities -- Dividends."


AUTHORIZATION OF ADDITIONAL SECURITIES


    The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of Common Stock. Upon completion of this offering there will be 9,955,000 authorized but unissued shares of Common Stock available for issuance. The Company will, in all likelihood, issue a substantial number of additional shares in connection with or following a Business Combination. The Company's stockholders will experience dilution of their ownership interests in the Company. Additionally, a change in control of the Company will occur which may affect, among other things, the Company's ability to utilize net operating loss carry forwards, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may adversely affect prevailing market prices, if any, for the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Proposed Business" and "Description of Securities."


    The Company's Certificate of Incorporation also authorizes the issuance of 2,000,000 shares of preferred stock (the "Preferred Stock"), with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Delaware, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. As of the date of this Prospectus, the Company has no outstanding shares of Preferred Stock. See "Proposed Business" and "Description of Securities."


ARBITRARY DETERMINATION OF OFFERING PRICE AND LACK OF PUBLIC MARKET FOR
SECURITIES


    Prior to this offering, there has been no public trading market for the Common Stock. The initial public offering prices of the Shares has been arbitrarily determined by the Company and bear no relationship to any established valuation criteria such as assets, book value or prospective earnings.



OFFERING IS SUBJECT TO PENNY STOCK RULES AND BROKER-DEALER SALES OF COMMON STOCK IN THE SECONDARY MARKET

    By virtue of the Company being a "blank check" company it is subject to the provisions under Rule 419 of Regulation C under the Securities Act. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The Company's "penny stock" securities are subject to Securities and Exchange Commission Rule 15g-9 of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.

    These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which makes it more difficult to sell such securities. Such requirements, could result in reduction in the level of trading activity for that particular security of the Company and could make it more difficult for investors to sell that particular security.

PROHIBITION PURSUANT TO RULE 15G-8 UNDER EXCHANGE ACT TO SELL OR OFFER TO SELL SHARES IN RULE 419 ACCOUNT

Rule 419 of Regulation C under the Securities Act of 1933, as amended, requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Pursuant to Rule 15g-8 under the Exchange Act, it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order issued by a court in connection with divorce proceedings. As a result, contracts for sale to be satisfied by delivery of the deposited shares (e.g. contracts for sale on a when, as, and if issued basis) are prohibited. Such rule prohibits sales of other interests based on the shares, whether or not physical delivery is required. Therefore, investors will not be able to realize any return on their investment for up to 18 months from the date of this prospectus. (See "Prospectus Summary").

SHARES ELIGIBLE FOR FUTURE SALE

    None of the 15,000 shares of Common Stock outstanding as of the date of this Prospectus are eligible for sale under Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). However, such shares may be registered under the Securities Act for sale at the time of a Business Combination and will be freely tradable at that time. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of such shares of Common Stock or the availability of such shares for sale will have on the market prices for shares of Common Stock prevailing from time to time. Nevertheless, the sale of substantial amounts of Common Stock in the public market would likely adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale."




                                USE OF PROCEEDS


    The net proceeds to the Company after deducting estimated expenses of $20,000 which will be paid from existing capital, are estimated to be $150,000. These proceeds will be held in an escrow account maintained by the Proceeds Escrow Agent, until the earlier of written notification by the Company to the Proceeds Escrow Agent (i) of the Company's completion of a transaction or series of transactions in which a specific business has been acquired with a fair value of at least $120,000, or (ii) to distribute the escrowed funds, in connection with a liquidation of the Company, to the then holders of the Shares sold in this offering. All proceeds held in the escrow account will be invested, until released, in short-term United States government securities, including treasury bills, cash and cash equivalents. While the Company is entitled to use up to 10% ($15,000) of the Escrowed Proceeds in pursuit of a Business Combination, the Company has determined to escrow 100% of such proceeds until a Business Combination is approved by the shareholders.

    The Company will use the net proceeds of this offering, together with the income earned thereon, principally in connection with effecting a Business Combination, including selecting and evaluating potential Target Businesses and structuring and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company). The Company will not effect a Business Combination with a Target Business unless the Fair Market Value of such business is greater than 80% of the net assets of the Company at the time of such consummation of a Business Combination. The Company will not loan any of the proceeds of this offering to any Target Business or purchase a minority interest in any Target Business. While management does not intend to take any fees or other compensation from the Company (but only to obtain their investment return through appreciation in the common stock), there is no assurance that the Company will not pay fees to firms or individuals with whom management has relationships. Management has a substantial number of relationships in the business community and considers it likely that they will draw on these relationships and pay reasonable fees to those parties involved in a concluded Business Combination. The form or amount of these fees or other consideration cannot be determined at this time. Management has adopted a resolution respecting the above corporate policy and is unaware of any circumstances under which this policy, through management's own initiative, would be changed.

The Company does not have discretionary access to the monies in the escrow account, including income earned on such amounts, and stockholders of the Company will not receive any distribution of income (other than in connection with the liquidation of the Company) or have any ability to direct the use or distribution of such income. Thus, such income will cause the amount in escrow to increase. The Company cannot use the escrowed amounts to pay the costs of evaluating potential Business Combinations. The Company's anticipated uses of the net proceeds from the sale of the Common Stock are quantified as follows


           Use                      Amount                   Percentage
           ---                      ------                   ----------
    Escowed Proceeds(1)            $150,000                   100.00%

(1) Represents the amount of proceeds from the sale of the shares. See "The Company -- Escrow of Offering Proceeds."


    The Company may seek to issue additional securities if it requires additional funds to meet its operating and administrative expenses. To the extent that Common Stock is used as consideration to effect a Business Combination, the net proceeds of this offering not theretofore expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination. No portion of the gross proceeds from this offering will be paid to the Company's officers, directors, their affiliates or associates for expenses of this offering. However, it is expected that the law firm of Epstein Becker & Green, P.C. will represent the Company in connection with a Business Combination. Richard Campbell is special counsel to Epstein Becker & Green, P.C. and has agreed with the firm that he will receive no fees in connection with such representation. Management is not aware of any circumstances under which the aforementioned policy may be changed.


    The Company will not pay or incur a liability for ten percent (10%) or more in the aggregate of the net proceeds of this offering (through repayment of indebtedness or otherwise) to NASD members, affiliates, associated persons or related persons.

                                    DILUTION

    The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.


    At March 31, 1997, net tangible book value of the Company was $20,000 or $1.33 per share of Common Stock. After giving effect to the sale of 30,000 shares of Common Stock included in the Shares offered hereby offered hereby and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company at March 31, 1997, would be $150,000 or $3.33 per share, representing an immediate increase in net tangible book value of $2.00 per share to existing stockholders and an immediate dilution of $1.67 per share (or 33%) to investors purchasing Shares in this offering ("New Investors"). The following table illustrates the foregoing information with respect to dilution to New Investors on a per share basis :


Public offering price per share of Common Stock(1)(2).....................                  $5.00
Net tangible book value per share of Common Stock before this
  offering................................................................         $1.33
Increase attributable to this offering....................................         $2.00
Pro forma net tangible book value per share of Common Stock after
  this offering(3)........................................................                  $3.33
                                                                                             ----
Dilution to New Investors.................................................                  $1.67
                                                                                            =====

    The following table sets forth, with respect to existing stockholders and investors in this offering, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                   Shares Purchased         Average Total Consideration*      Price
                                Amount      Percentage              Percentage              Per Share
                                ------      ----------              ----------              ---------

Existing Stockholders             15,000          33                              12         $1.33
New Investors........             30,000          66                              88         $5.00
                                  ------          --                              --         -----
                                  45,000      100.0%                             100
                                  ======      ======                             ===

--------------
* Pro forma net tangible book value after this offering assumes the initial application of estimated net proceeds to the Company (after payment of expenses of approximately $20,000) of $130,000. see "Use of Proceeds."

                                 CAPITALIZATION

    The following table sets forth the unaudited capitalization of the Company as of March 31, 1997, and as adjusted to give effect to the sale of the Shares being offered hereby:

                                                                                                  As
                                                                              Historical       Adjusted(1)
                                                                              ----------       -----------
                                                                                                      --
Common Stock, subject to possible redemption, 30,000 shares
  at redemption value(3)..............................................                          $150,000
Preferred Stock, $.01 par value, no shares
  issued or outstanding;

                                                                                      0                0
                                                                                                      --
Common stock, $0.001 par value,
  15,000 shares issued and outstanding 45,000 as adjusted;
  10,000,000 shares authorized,

                                                                                     15               45
Additional paid in capital(2).........................................           19,985          149,955
Accumulated deficit during the development stage......................
  Total capitalization................................................          $20,000         $150,000
                                                                                =======         ========

--------------
(1) Adjusted to give effect to the sale of 30,000 Shares offered hereby at the public offering price of $5.00 per Share and the receipt by the Company of the estimated net proceeds (after the payment of all offering expenses) of $130,000. See "Use of Proceeds."

(2) In the event the Company consummates a Business Combination, the redemption rights afforded to the non-affiliated public stockholders may result in the conversion into cash of up to 20% of the aggregate number of shares held by the non-affiliated public stockholders at a per share redemption price equal to such investors' initial purchase price plus a pro-rata share of all interest accrued in the Proceeds Escrow Account.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


    The Company is currently in the development stage and is in the process of raising capital. All activity of the Company to date has been related to its formation and proposed financing. The Company's ability to commence operations is contingent upon obtaining adequate financial resources through this offering. As of March 31, 1997, the Company had not incurred any costs or expenses. The Company will use the net proceeds of this offering, together with the income and interest earned thereon, principally in connection with effecting a Business Combination, and structuring and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company). The Company does not have discretionary access to the income on the monies in the escrow account and stockholders of the Company will not receive any distribution of the income (except in connection with a liquidation of the Company) or have any ability to direct the use or distribution of such income. Thus, such income will cause the amount in escrow to increase. The Company cannot use the escrowed amounts to pay the costs of evaluating potential Business Combinations. To the extent that Common Stock is used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not theretofore expended will be used to finance the operations of the Target Business. See "Use of Proceeds." No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination.


    In the event that the Company does not effect a Business Combination within 18 months from the date of this Prospectus, the Company will distribute to the then holders of Common Stock acquired as part of the Shares sold in this offering the amount held in the escrow account with a pro-rata share of all interest accrued in such account.

                               PROPOSED BUSINESS

INTRODUCTION

    The Company, a development stage entity, was formed in March 1997 to serve as a vehicle for the acquisition of, or the merger or consolidation with, a Target Business. The Company intends to utilize the proceeds of this offering, equity securities, debt securities, bank and other borrowings or a combination thereof in effecting a Business Combination with a Target Business which the Company believes has significant growth potential. The Company's efforts in identifying a prospective Target Business are expected to emphasize businesses primarily located in the United States; however, the Company reserves the right to acquire a Target Business located primarily elsewhere. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, as a result of its limited resources the Company will, in all likelihood, have the ability to effect only a single Business Combination. The Company may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth.


"BLANK CHECK" OFFERING

    BACKGROUND. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors who invest in the Company will do so without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. Consummation of a Business Combination may involve the acquisition of, or merger or consolidation with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be the adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.


    UNSPECIFIED INDUSTRY AND TARGET BUSINESS. The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer-related products and services (including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development or (ii) is engaged in wholesale or retail distribution. The Company will not acquire a Target Business unless the Fair Market Value Test is satisfied. If the Company determines that the financial statements of a proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria. None of the Company's directors or executive officers has had any preliminary contact or discussions with any representative of any Target Business regarding consummation of a Business Combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of a particular industry or the Target Business. In connection with stockholder approval of a Business Combination, the Company intends to provide stockholders with disclosure documentation in accordance with the Proxy Rules, including audited financial statements, concerning a Target Business. Accordingly, any Target Business that is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all risks.

    PROBABLE LACK OF BUSINESS DIVERSIFICATION. As a result of the limited resources of the Company, the Company, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several Business Combinations or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which the Company may operate subsequent to consummation of a Business Combination. The prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by the Company, there can be no assurance that the Target Business will prove to be commercially viable. The Company has no present intention of either loaning any of the proceeds of this offering to any Target Business or of purchasing or acquiring a minority interest in any Target Business.

    Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Company intends to provide stockholders with disclosure documentation in accordance with Rule 419, including audited financial statements, concerning a Target Business as a part of the investment re-confirmation offer process. In addition, the Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote. Even if investors are afforded the right to approve a Business Combination under the Delaware General Corporation Law, no dissenters' rights to receive fair payment will be available for stockholders if the Company is to be the surviving corporation unless the Certificate of Incorporation of the Company is amended and as a result thereof: (i) alters or abolishes any preferential right of such stock;
(ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

    LIMITED ABILITY TO EVALUATE MANAGEMENT OF A TARGET BUSINESS. The role of the present management of the Company, following a Business Combination, cannot be stated with any certainty. Although the Company intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that the Company's assessment of such management will prove to be correct. While it is possible that certain of the Company's directors or its executive officers will remain associated in some capacities with the Company following consummation of a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the particular Target Business. The Company also may seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that the Company will have the ability to recruit additional personnel or that such additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that the future management of the Company will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development.


    SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION. Management may, but does not presently intend to, negotiate or otherwise consent to the purchase of a portion or their shares in connection with a Business Combination. Given management paid between $1.00 and $2.00 for their shares and the investors pursuant hereto will pay $5.00 per share there will be an inherent conflict of interest, as management may have an interest in undertaking a Business Combination which provides a good return on their investment, but does not provide the same return to the public investors. Should an investor believe that management has breached its fiduciary duty to the Company and its shareholders, pursuit of a claim for such breach of ficuciary duty by investors is likely to be prohibitively expensive. While management does not intend to take any fees or other compenstation from the Company (but only to obtain their investment return through appreciation in the common stock), there is no assurance that the Company will not pay fees to firms or individuals with whom management has relationships. However, it is expected that the law firm of Epstein Becker & Green, P.C. will represent the Company in connection with a Business Combination. Richard Campbell is special counsel to Epstein Becker & Green, P.C. and has agreed with the firm that he will receive no fees in connection with such representation. Management has a substantial number of relationships in the business comunnity and considers it likely that they will draw on these relationships and pay fees to those parties who are involved in a concluded Business Combination. The form or amount of these fees or other consideration cannot be determined at this time. The Company will not undertake Business Combinations with entities owned or controlled by affiliates or associates of the Company or engage in the creation of subsidiary entities with a view to distributing their securities to the shareholders of the Company. In order to mitigate against the possibility that management may undertake transactions with undue consideration of their own interests, the Company has established a requirement that 51% of the Shares purchased pursuant to this Prospectus approve any Business Combination, including the terms of management's involvement and consideration, if any. Management does not intend to accept a premium for their shares above the amount paid to the public. Management has adopted a resolution respecting the above corporate policy and is unaware of any circumstances under which this policy, through management's own initiative, would be changed.

    Management of the Company will have substantial flexibility in identifying and selecting a prospective Target Business. However, the Company's flexibility is limited to the extent that it must satisfy the Fair Market Value Test. If the Company determines that the financial statements of a proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an independent investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business. In evaluating a prospective Target Business, management will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business; (iii) growth potential of the Target Business;
(iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business, products or services; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; (x) the financial statements of the Target Business; and (xi) the regulatory environment in which the Target Business operates.


    The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with the Company's business objectives. In connection with its evaluation of a prospective Target Business, management, with the possible assistance of an independent investment banking firm, anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to the Company.

    The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. The Company's current executive officers and directors intend to devote only a small portion of their time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. However, each officer and director of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination or for the resulting entity to utilize.

    The Company anticipates that various prospective Target Businesses will be brought to its attention from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources, including, possibly, the Company's executive officer, directors and their affiliates. While the Company has not yet ascertained how, if at all, it will advertise and promote itself, it may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. The Company may also engage the services of professional firms that specialize in finding business acquisitions, in which event the Company may pay a finder's fee or other compensation. In no event, however, will the Company pay a finder's fee or commission to officers or directors of the Company or any entity with which they are affiliated for such service.

    As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure a Business Combination so as to achieve the most favorable tax treatment to the Company, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to the Company's tax treatment of a particular consummated Business Combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

    The Company may utilize cash derived from the net proceeds of this offering, equity securities, debt securities or bank or other borrowing or a combination thereof as consideration in effecting a Business Combination.. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock or options or warrants, other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with the consummation of a Business Combination. To the extent that such additional shares are issued, dilution to the interests of the Company's stockholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with the consummation of a Business Combination, a change in control of the Company may occur which may affect, among other things, the Company's ability to utilize net operating loss carry forwards, if any.

    There currently are no limitations on the Company's ability to borrow funds to effect a Business Combination. However, the Company's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowing by the Company will depend on numerous considerations, including the Company's capital requirements, potential lenders' evaluation of the Company's ability to meet debt service on borrowing and the then prevailing conditions in the financial markets, as well as general economic conditions. The Company does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, subject the Company to all the risks inherent thereto.

    ACQUISITION RESTRICTIONS

    The Company may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, the Company does not intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

    Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the company's acquisition of a company or business through the purchase and sale of investment securities will be limited. Although the Company intends to act to avoid classification as an investment company, the provisions of the Investment Company Act of 1940 are extremely complex and it is possible that it may be classified as an inadvertent investment company. The Company intends to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act of 1940, which allows an entity a one time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given the Company's limited resources.

    The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Company Act of 1940, which regulation has the purpose of protecting purchasers of investment company securities. Since the Company does not intend to register as an investment company, purchasers in the Offering will not be afforded these protections.

    The Company will be subject to certain reporting requirements under the Exchange Act of 1934. In the event the Company no longer would be required to file reports and other information with the Commission under the Exchange Act, the Company intends nonetheless to continue to file such reports. Pursuant to
Section 13 and 15(d) of the Act, in the event significant acquisitions take place, the Company will be required to furnish information including certified financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

    Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective acquisition company or merger partner may arise under the laws of the state the prospective acquisition company is organized under. This may prove to be deterrent to a particular combination.


    Pursuant to a resolution adopted and approved by the Board of Directors, the Company will not acquire or merge with any business or company in which the Company's promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest. Management has agreed that this resolution will not be changed by management's own initiative.


    RULE 419 PRESCRIBED ACQUISITION CRITERIA AND RECONFIRMATION

    As previously discussed herein on the cover page of this Prospectus and under "Prospectus Summary," this blank check offering is subject to Rule 419 under the Act. As such, among other things, any agreement to acquire an acquisition candidate must provide for the acquisition of a business or assets for which the fair market value of the business or assets to be acquired represents at least 80% of the offering proceeds. For purposes of this blank check offering, the fair market value of the business or assets to be acquired must be at least $120,000. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete a reconfirmation offering as described herein under "Prospectus Summary - Investor Rights to Reconfirm Investment Under Rule 419 - Prescribed Acquisition Criteria."

    This offering can be said to be a so-called "blank check" due to the fact that the Company is a development stage company that has no specific business plan or purpose or has indicated that its business plan or purpose is to merge with or be acquired by an unidentified company. As mentioned previously, the Company as formed for the purpose of providing a vehicle which could be used to raise capital and seek business opportunities believed to hold a potential for profit. The Company will primarily investigate the possible acquisition of business interests by merger. consolidation, stock for stock exchange or purchase of assets. The Company hopes to be able to effect a tax-free exchange once a business opportunity, satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to the Company on a tax-free exchange basis, or on another basis. The Company is under no binding commitment, arrangement, or contract to acquire any business interests or products on terms attractive and acceptable to the Company. It is likely that the Company's limited funds will limit its potential acquisitions to one, or possibly two business interests or products, and as such, it is expected that the Company's interest(s) will not be very diversified.

COMPETITION

The Company expects to encounter intense competition from other entities having business objectives similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own stockholders, which may enable them to close a Business Combination more quickly than the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to satisfy its stated business objectives.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

    In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly large number of competitors including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Target Business is in a high-growth industry.

POSSIBLE LIQUIDATION OF THE COMPANY

    In the event that the Company does not effect a Business Combination within 18 months from the date of this Prospectus, the Company will distribute to the then holders of Common Stock acquired as part of the Shares sold in this offering, the amounts in the escrow account together with a pro-rata share of all interest accrued in such account.

CERTAIN SECURITIES LAWS CONSIDERATIONS

    Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, the Company will only be able to effect a Business Combination with a prospective Target Business that has available audited financial statements or has financial statements which can be audited.

FACILITIES

    The Company, pursuant to an oral agreement, utilizes and will utilize the offices of Judith Haselton, the Company's Chairman of the Board and President at no cost to the Company.

EMPLOYEES

    As of the date of this Prospectus, the Company employs Ms. Haselton and Mr. Campbell on a part time basis. Such persons will serve as officers and director without compensation at least until completion of a Business Combination. Epstein Becker & Green, P.C., a firm where Mr. Campbell is special counsel, may receive fees for legal services actually rendered to the Company.

                                                MANAGEMENT

DIRECTORS AND OFFICERS

The current directors and officers of the Company are as follows:


                Name                            Age                        Position
                ----                            ---                        --------
Judith S. Haselton.....................         42       Chairman of the Board, President, Director
Richard L. Campbell....................         41             Secretary, Treasurer, Director


MANAGEMENT


    Judith S. Haselton, Chairman of the Board, President and Director is an independent financial consultant and private investor. From February, 1987, to October, 1991, she was employed as an investment banker in the corporate finance department of Smith Barney, Inc., and from June, 1983, to February, 1987, with E.F. Hutton and Company Inc. She also served from June, 1980, to June, 1983, as a commercial banker with Bank of America NT & SA. Ms. Haselton received her Masters in Business Administration from Columbia University Graduate School of Business and her undergraduate degree from Macalester College.


    Richard L. Campbell, Secretary, Treasurer, and Director, is a Managing Director of Mantis Holdings, Inc., a privately held investment holdings company and since January 1, 1997, also is special counsel to the law firm of Epstein, Becker & Green, P.C. Prior to the formation of Mantis in June, 1992, Mr. Campbell was principally engaged as a corporate attorney concentrating in the areas of corporate finance and securities, and continues to act as counsel to a select number of companies in his capacity as special counsel to the firm of Epstein Becker & Green, P.C. Mr. Campbell received his undergraduate degree from The University of Michigan, his Juris Doctorate from Wayne State University, and his Masters in Corporation Law from New York University.

    All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than the reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company has not entered into employment agreements or other understandings with its directors or executive officers concerning compensation. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination. Since the role of present management after the consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after the consummation of a Business Combination.

    No family relationships exist among any of the named directors or the Company's officers. No arrangement or understanding exists between any such director or officer and any other person pursuant to which any director or officer was elected as a director or officer of the Company.

    There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the officers or directors of the Company are acting on behalf of, or will act at the direction of, any other person.

CONFLICTS OF INTEREST

    None of the Company's directors or officers is required to commit his full time to the affairs of the Company and it is likely that such persons will not devote a substantial amount of time to the affairs of the Company. Such personnel will have conflicts of interest in allocating management time among various business activities. As a result, the consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. However, each officer and director of the Company will devote such time as he deems reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Prior to their involvement with the Company, none of the directors or officers of the Company has been involved in any "blank check" offerings. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company.

    In connection with any stockholder vote relating either to approval of a Business Combination or the liquidation of the Company due to the failure of the Company to effect a Business Combination within the time allowed, all of the Company's present stockholders, including all of its officers and directors (and any stockholders who are affiliated with its officers and directors), have agreed to vote all of their respective shares of Common Stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders of the Company (in person or by proxy) with respect to such Business Combination or liquidation.


PRIOR AND FUTURE BLANK CHECK OFFERINGS

    None of the Company's officers, directors, promoters or other persons engaged in management-type activities has been previously involved with any blank check offerings and has no plans with respect to future blank check offerings. It is possible that management will undertake future blank check offerings; however, management does not have any present intention to undertake other blank check offerings and expects that if it does undertake additional blank check offerings that it would not do so until a Business Combination is concluded by the Company.


                              CERTAIN TRANSACTIONS


    In March 1997, the Company issued 10,000 shares of Common Stock to Richard
L. Campbell and 5,000 shares of Common Stock to Judith S. Haselton. Mr. Campbell paid $1.00 per share for his shares and Ms. Haselton paid $2.00 per share for her shares. Mr. Campbell is special counsel to Epstein Becker & Green, P.C., counsel to the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of the date hereof, and as adjusted to reflect the sale of the shares of Common Stock offered by the Company hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all executive officers and directors as a group:


                                                                                Percentage of Outstanding
                                                                 Amount and      Shares of Common Stock
                                                                  Nature of     -------------------------
                                                                 Beneficial       Before        After
                     Name or Group                                Ownership      Offering     Offering
                     -------------                               ----------      --------     --------
   Judith S. Haselton                                               5,000         33.33%         11%
   315 West 106th Street
   Fourth Floor
   New York, New York 10025
                                                                                                 22%
   Richard L. Campbell.                                            10,000         66.66%
   407 East Grand River
   Brighton, Michigan 48116


All executive officers and directors as a group
        (two persons)...............................               15,000(3)      100.0%         33%


--------------

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is authorized to issue 10,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 15,000 shares of Common Stock are outstanding, held of record by 3 persons. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of the funds legally available therefor. Subject to the requirements of Rule 419, in the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering, when issued against payment therefor, will be, validly authorized and issued, fully paid and nonassessable.

PREFERRED STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 2,000,000 shares of "blank check" preferred stock, par value $.01 per share (the "Preferred Stock"), with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Delaware, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. No shares of Preferred Stock are currently outstanding. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

DIVIDENDS

    The Company does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of dividends subsequent to the consummation of a Business Combination will be within the discretion of the Company's then Board of Directors. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this offering the Company will have 45,000 shares of Common Stock outstanding. All of the 15,000 presently outstanding shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. None of such shares are eligible for sale under Rule 144 until March of 1999. However, all 15,000 shares will not likely be "restricted shares" following a Business Combination, but will continue to be subject to the restrictions of Rule 144, unless registered.

    In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                       PLAN OF OFFERING - ESCROW OF FUNDS


    The Company hereby offers the right to subscribe at $5.00 per Share on an "all or none, best efforts" basis for a total of 30,000 Shares. The two officers of the Company intend to contact individuals with whom they have had previous business relationships and solicit the sale of the Shares. No commission or any other form of remuneration in connection with the sale of the Shares will be paid. The offering is being conducted directly by the Company through its officers without the use of a professional underwriter.


    There is no requirement for any minimum number of shares to be purchased by an individual purchaser. Pursuant to Rule 419, the Company is required to promptly deposit into escrow the net offering proceeds, after deduction for offering expenses. The deposited funds may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. See "Prospectus Summary - Investor Rights to Reconfirm Under Rule 419."

    There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or other following the registered distribution, but prior to the location of a business opportunity.

    METHOD OF SUBSCRIBING

    Persons may subscribe by filling in and signing the subscription agreement and delivering it to the Company, prior to ____________ _, 1997, unless extended for an additional 90 days at the discretion of the Board of Directors of the Company. The subscription price of $5.00 per Share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "1997 Corp.-Escrow Account ." Certificates for Shares of Common Stock subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow upon issuance in accordance with Rule 419. Subscriptions may not be withdrawn only made, except in accordance with applicable law (in this regard, see "Prospectus Summary - Investor Rights to Reconfirm Under Rule 419") and subscriptions for fractional share amounts will not be accepted.

    In the event there are only a few subscribers to the offering it is likely that no market maker will be obtained and no public market will ever develop. Thus subscribers run the risk that they may never be able to sell their Shares.

    There have not been any preliminary discussions or understandings between the Company and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's securities. Subsequent to an acquisition, it is contemplated that either the President of the Company or a principal of the target company will solicit potential market makers. There can be assurances that any broker will ever agree to make a market in the Company's securities.

    EXPIRATION DATE


    The subscription offer will expire at 3:00 P.M. New York time, on July 26, 1997 (which may be extended until October 24, 1997 at the Company's option) from the date of this prospectus, or at the Company's election on an earlier date after the acceptance of subscriptions for a total of 30,000 Shares ("Expiration Date").


    RIGHT TO REJECT

    The Company reserves the right to reject any subscription in its sole discretion for any reason whatsoever and to withdraw this offering at any time prior to acceptance by the Company of the subscriptions received.

    In many States, no exemption may exist for the sale of the Company's securities nor for secondary trading. Anyone who purchases Shares may be unable to resell the securities offered herein except in states in which the securities have been "Blue-Skyed" or for which an exemption is available. Many states do not permit securities of blank check companies to trade in those states. A number of states that do permit such trading impose conditions such as the escrow of offering proceeds, and also provide purchasers the right to rescind the stock purchase. Purchasers of Shares will not have the protection afforded by states which restrict sales of securities in blank check companies. The Company only intends to register the Shares for sale in states which do not impose such restrictions.

    SEC RULES


    The Company's securities are subject to Securities and Exchange Commission Rule 15g-9 of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such "penny stock" securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule is likely to affect the ability of broker/dealers to sell the Company's securities and also is likely to affect the ability of purchasers in this offering to sell their shares in the secondary market.


    The Securities and Exchange Commission (the "Commission") has adopted regulations which define a "penny stock" to be an equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Although the securities offered herein are being offered at more than $5.00 per share, the offering by virtue of it being a "blank check" company is subject to the provisions under Rule 419 of Regulation C under the Securities Act. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotation for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 LEGAL MATTERS

    The legality of the securities being registered by the Registration Statement of which this Prospectus is a part is being passed upon by Epstein Becker & Green, P.C., New York, New York. Richard L. Campbell, Secretary, Director and a shareholder of the Company, is special counsel to Epstein Becker & Green, P.C.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by Feldman Radin & Co., P.C., independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois, 60604. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

    The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants.

                   [Index to Financial Statements To Come]

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Stockholder of
1997 Corp.
(A Development Stage Enterprise)
New York, New York

We have audited the accompanying balance sheet of 1997 Corp. (a development stage enterprise) as of March 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1997 Corp. (a development stage enterprise) at March 31, 1997 in conformity with generally accepted accounting principles.


                                            Feldman Radin & Co., P.C.,

New York, New York
March 31, 1997

                                   1997 CORP.
                                   ----------
                        (A Development Stage Enterprise)
                        --------------------------------
                                 BALANCE SHEET
                                 -------------
                                 MARCH 31, 1997
                                 --------------


                                     ASSET
                                     -----

Cash                                                              $ 20,000
                                                                  =========





                              STOCKHOLDERS' EQUITY
                              --------------------

Preferred stock, $.01 par value, authorized 2,000,000 shares,
    none issued or outstanding                                    $      -
Common stock, $.001 par value, authorized 10,000,000 shares
    issued and outstanding 15,000 shares                                15
Paid in capital                                                     19,985
                                                                  ---------

                                                                  $ 20,000
                                                                  =========

                       See notes to financial statements

                                   1997 CORP.
                                   ----------
                        (A Development Stage Enterprise)
                        --------------------------------
                          NOTES TO FINANCIAL STATEMENT
                          ----------------------------
                                 MARCH 31, 1997
                                 --------------

1.  FORMATION OF COMPANY
    --------------------

         1997 Corp. (a development stage enterprise) (the "Company"), was incorporated in the state of Delaware on March 17, 1997. It intends to serve as a vehicle to effect a Business Combination with a Target Business (not yet identified) which the company believes will have significant growth potential. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank and other borrowing or a combination thereof in effecting a Business combination.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    a.   The financial statements are prepared on an accrual basis.

    b. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

-------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF ANY OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR ANY SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                                ---------------

                               TABLE OF CONTENTS


                                                                           PAGE
Prospectus Summary.......................................................    1
THE COMPANY..............................................................    7
RISK FACTORS.............................................................    8
USE OF PROCEEDS..........................................................   17
DILUTION.................................................................   19
CAPITALIZATION...........................................................   20
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS....................................   21
PROPOSED BUSINESS........................................................   22
MANAGEMENT...............................................................   29
CERTAIN TRANSACTIONS.....................................................   30
PRINCIPAL STOCKHOLDERS...................................................   31
DESCRIPTION OF SECURITIES................................................   32
SHARES ELIGIBLE FOR FUTURE SALE..........................................   32
PLAN OF OFFERING.........................................................   33
LEGAL MATTERS............................................................   35
EXPERTS..................................................................   35
ADDITIONAL INFORMATION...................................................   35
INDEX TO FINANCIAL STATEMENTS............................................  F-1

                                ---------------


    UNTIL 90 DAYS AFTER THE RELEASE FROM ESCROW OF FUNDS AND SHARES OFFERED HEREBY, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------





                                   1997 CORP.

                                 30,000 SHARES






                                ---------------

                                   PROSPECTUS
                                 --------------



                                APRIL ___, 1997





-------------------------------------------------------------------------------



-------------------------------------------------------------------------------

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    1997 Corp. (the "Company") is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Tenth of the Certificate of Incorporation and Article III of the Bylaws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Certificate of Incorporation of the Company, filed as
Exhibit 3.1 hereto.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation contains such a provision.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

Filing Fee -- Securities and Exchange Commission...................................            $45.00

Fees and Expenses of Accountants...................................................          2,500.00
Fees and Expenses of Counsel.......................................................          7,500.00
Printing and Engraving Expenses....................................................          2,500.00
Blue Sky Fees and Expenses.........................................................          5,000.00
Transfer and Warrant Agent fees....................................................          1,000.00
Miscellaneous Expenses.............................................................          1,455.00
                                                                                             --------
          Total....................................................................        $20,000.00
                                                                                           ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    In March 1997, the Company sold 5,000 shares to Judith Haselton, and 10,000 shares to Richard L. Campbell for aggregate consideration of $20,000, which was paid in full at the time. The Company issued all such securities in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

ITEM 27.  EXHIBITS.


3.1       --     CERTIFICATE OF INCORPORATION. *
3.2       --     BYLAWS OF THE COMPANY. *

 5        --     OPINION OF EPSTEIN, BECKER & GREEN, P.C.
10.1      --     FORM OF ESCROW AGREEMENT FOR PROCEEDS FROM SALE OF SHARES. *
10.2      --     FORM OF ESCROW AGREEMENT FOR OUTSTANDING COMMON STOCK. *
23.1      --     CONSENT OF FELDMAN RADIN & CO., P.C.
23.2      --     CONSENT OF COUNSEL. (INCLUDED IN EXHIBIT 5).
28        --     SUBSCRIPTION AGREEMENT FOR COMMON STOCK. *

===============================================================================
* PREVIOUSLY FILED.


ITEM 28.  UNDERTAKINGS.

The undersigned small business issuer hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


    (2) For determining liability under the Securities Act, treat each post-effective amendment as new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of an offering.

    (d) The undersigned small business issuer hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Amendment to Form SB-2 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the __ day of May , 1997.

                                            1997  CORP.

                                            By: /s/ Richard L. Campbell
                                                -----------------------
                                                RICHARD L. CAMPBELL
                                                SECRETARY


      SIGNATURE                                      TITLE                              DATE
      ---------                                      -----                              ----
/s/ Judith Haselton               Chairman of the Board, President, Director        MAY 27, 1997
-----------------------------
    JUDITH HASELTON

/S/ RICHARD L. CAMPBELL                 Secretary, Treasurer, Director              MAY 27, 1997
-----------------------------
    RICHARD L. CAMPBELL